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                            [HOUSEHOLD LETTERHEAD]

December 14, 2001

                                                                EXHIBIT 5

Household Finance Corporation
2700 Sanders Road
Prospect Heights, IL  60070

Re:  Household Finance Corporation
     Registration Statement on Form S-3
     for $15 Billion of Medium Term Notes
     and Warrants to Purchase Medium Term Notes

Gentlemen:

As Vice President-Corporate Law and Assistant Secretary of Household International, Inc., the parent company of Household Finance Corporation ("HFC"), I am generally familiar with the proceedings in connection with HFC's Registration Statement on Form S-3 (the "Registration Statement") in which $15,000,000,000 aggregate principal amount of Medium Term Notes and Warrants to Purchase Medium Term Notes of HFC are being registered. Each issuance of Medium Term Notes will constitute senior debt of HFC and will be issuable under an Indenture dated as of December 1, 1993 between HFC and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as Trustee (the "Indenture"). The Warrants, if and when issued, will be issuable under a warrant agreement between HFC and a national or state banking institution (the "Warrant Agreement"). The foregoing Indenture and the form of the Warrant Agreement have been filed with the Securities and Exchange Commission (the "Commission") as exhibits to the Registration Statement.

Based upon my review of the records and documents of HFC, I am of the opinion that:

1. HFC is a corporation duly incorporated and validly existing under the laws of the State of Delaware.


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Household Finance Corporation
December 14, 2001
Page 2

2. The Indenture has been duly authorized, executed and delivered by HFC, and constitutes the valid and legally binding instrument of HFC enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The Warrant Agreement will, after being duly authorized, executed and delivered by HFC, constitute a valid and legally binding instrument of HFC enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. When the issuance of the Medium Term Notes and the Warrants to Purchase Medium Term Notes, as the case may be, have been duly authorized by appropriate corporate action, and such Medium Term Notes and Warrants to Purchase Medium Term Notes have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the Indenture or the Warrant Agreement, and as described in the Registration Statement, including the Prospectus and any Pricing Supplement relating to such Medium Term Notes and Warrants to Purchase Medium Term Notes, such Medium Term Notes and Warrants to purchase Medium Term Notes will be legally and validly issued and will be the legal and binding obligations of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

I hereby consent to the use of my name and my opinion in the Prospectus and any Pricing Supplement filed pursuant to Rule 430A or 424 of Regulation C of the Securities Act of 1933, as amended (the "Act"), in connection with the Registration Statement relating thereto, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving this consent I do not admit that I am in the category of the persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.


/s/John Blenke